EXECUTION VERSION FIRST AMENDMENT dated as of December 3, 2018 (this “Amendment”), among NSM INSURANCE GROUP, LLC, a Delaware limited liability company (the “Borrower”), NSM INSURANCE HOLDCO, LLC, a Delaware limited liability company (“Holdings”), the other LOAN PARTIES party hereto, ARES CAPITAL CORPORATION, a Maryland corporation (“Ares”), as administrative agent (in such capacity, the “Administrative Agent”), and the LENDERS party hereto. WHEREAS, reference is made to the Credit Agreement, dated as of May 11, 2018 (the “Existing Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto (the “Existing Lenders”), the L/C Issuers party thereto and the Administrative Agent; WHEREAS, reference is also made to the Asset Purchase Agreement dated as of December 3, 2018 (the “KBK Acquisition Agreement”), among Care Providers Insurance Services, LLC, a Pennsylvania limited liability company (the “Buyer”), KBK Insurance Group, Inc., a Louisiana corporation, KBK Premium Services, Inc., a Louisiana corporation, certain stockholders identified therein and Kenneth P. Murray, in his capacity as the seller representative, pursuant to which the Buyer will purchase, acquire and accept certain assets, and assume certain liabilities, of the Sellers on the terms set forth therein (collectively, the “KBK Acquisition”); WHEREAS, in connection with the KBK Acquisition, the Borrower has requested that, on the First Amendment Effective Date (as defined below), (a) the Lenders party hereto and set forth on Schedule I hereto (collectively, the “Incremental Term Loan Lenders”) provide to the Borrower Incremental Term Loan Commitments in an aggregate amount equal to $30,123,568 (such Incremental Term Loan Commitments, the “Incremental Term Loan Commitments”) to make Incremental Term Loans thereunder (such Incremental Term Loans, the “Incremental Term Loans”), the proceeds of which shall be used to finance the KBK Acquisition and to pay fees and expenses in connection with the KBK Acquisition and this Amendment (the incurrence of the Incremental Term Loans, the consummation of the KBK Acquisition and such payment of fees and expenses is collectively referred to as the “First Amendment Transactions”), and (b) the Administrative Agent and the Required Lenders agree to amend the Existing Credit Agreement as set forth in this Amendment (the Existing Credit Agreement, as amended hereby, the “Amended Credit Agreement”; the Existing Credit Agreement and the Amended Credit Agreement are collectively referred to as the “Credit Agreement”); WHEREAS, each Incremental Term Loan Lender is willing to extend an Incremental Term Loan Commitment and make an Incremental Term Loan in the principal amount set forth opposite its name on Schedule I hereto, and the Administrative Agent and the Existing Lenders party hereto, constituting the Required Lenders, are willing to agree to the proposed amendments set forth herein, in each case on the terms and subject to the conditions set forth herein; and WHEREAS, Capitalized terms used and not defined herein shall have such meanings ascribed thereto in the Existing Credit Agreement or the Amended Credit Agreement, as the context implies. NOW, THEREFORE, the parties hereto agree as follows: SECTION 1. Incremental Term Loans. (a) Subject to the terms and conditions set forth herein, each Incremental Term Loan Lender agrees, severally and not jointly, to make Incremental Term Loans in Dollars to the Borrower on [[3883519]]

the First Amendment Effective Date in a principal amount equal to the amount set forth opposite the name of such Incremental Term Loan Lender on Schedule I hereto. Amounts paid or prepaid in respect of the Incremental Term Loans may not be reborrowed. (b) The terms of the Incremental Term Loans shall be as set forth in the Amended Credit Agreement. Notwithstanding anything to the contrary in the Credit Agreement, the Incremental Term Loans shall initially be Eurodollar Rate Loans that have an Interest Period equal to the remaining duration of the Interest Period then applicable to the Initial Term Loans outstanding on the First Amendment Effective Date, and thereafter may be converted or continued as set forth in Section 2.10 of the Amended Credit Agreement. (c) On the First Amendment Effective Date, each Lender shall, promptly after the satisfaction of the conditions set forth in Section 3 hereof, make available to the Administrative Agent at its address referred to in Section 11.11 of the Amended Credit Agreement, in immediately available funds, such Lender’s Pro Rata Share of the Borrowing of the Incremental Term Loans requested in the Borrowing Notice referred to in Section 3(f), and upon receipt thereof the Administrative Agent shall make the same available, in immediately available funds, to the Borrower. The parties hereto agree that the provisions of Sections 2.2(a), 2.2(b) and 3.2 of the Credit Agreement shall not apply to the making of the Incremental Term Loans. (d) The Incremental Term Loan Commitments shall automatically terminate on the earlier of (i) the making of the Incremental Term Loans on the First Amendment Effective Date and (ii) 5:00 p.m., New York City time, on December 3, 2018. (e) Pursuant to Section 2.19 of the Credit Agreement and the definition of “Term Loans” in the Credit Agreement, the Incremental Term Loans shall be Term Loans for all purposes under the Credit Agreement and each other Loan Document. Without limiting the generality of the foregoing, (i) the Incremental Term Loans (A) shall constitute Obligations and have all of the benefits thereof and (B) shall be secured by the Liens granted to the Administrative Agent for the benefit of the Secured Parties under the Credit Agreement or any other Loan Document, and (ii) each Incremental Term Loan Lender shall have all of the rights, remedies, privileges and protections applicable to the Lenders under the Credit Agreement and the other Loan Documents. For the avoidance of doubt, the Incremental Term Loans shall be incurred in reliance on clause (c) of the definition of “Incremental Cap” under the Amended Credit Agreement. SECTION 2. Amendments to Existing Credit Agreement. Effective on the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the blackline changed pages attached as Exhibit A hereto. SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which the following conditions are satisfied. (a) Amendment. The Administrative Agent shall have received from Holdings, the Borrower, each other Loan Party, each Incremental Term Lender and the Existing Lenders representing the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Amendment. 2 [[3883519]]

(b) Fees and Expenses. All reasonable and reasonably documented out-of-pocket costs and expenses payable to the Lenders under the Loan Documents and the fees payable under that certain Fee Letter dated December 3, 2018, between the Borrower and Ares, shall have been (or shall be substantially concurrently with the making of the Incremental Term Loans hereunder) paid to the extent then due; provided that, with respect to such costs and expenses, an invoice shall have been provided to the Borrower at least one Business Day prior to the First Amendment Effective Date. (c) Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, each dated the First Amendment Effective Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (1) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party certified by the relevant authority of its jurisdiction of organization, (2) the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (3) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the First Amendment Effective Date, and such by-laws or operating, management, partnership or similar agreement are in full force and effect as of the First Amendment Effective Date and (4) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of this Amendment, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign this Amendment and (ii) a good standing (or equivalent) certificate as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization (to the extent applicable in such jurisdiction). (d) Opinion of Counsel to Loan Parties. The Administrative Agent shall have received customary legal opinions, dated the First Amendment Effective Date, of Cravath, Swaine & Moore LLP, in its capacity as special New York counsel for the Loan Parties, Richards, Layton & Finger, PA, in its capacity as special Delaware counsel for the Loan Parties, and Dorsey & Whitney LLP, in its capacity as special Texas counsel for the Loan Parties. (e) KBK Acquisition/Equity Contribution. The KBK Acquisition shall have been (or substantially concurrently with the making of the Incremental Term Loans hereunder will be) consummated on the terms and conditions set forth in the KBK Acquisition Agreement. Parent and certain management investors shall have made (or substantially concurrently with the borrowing of the Incremental Term Loans hereunder will make) a contribution of cash equity to Holdings in an aggregate amount not less than $30.0 million. (f) Notice of Borrowing. The Administrative Agent shall have received, not later than 1:00 p.m. (New York time) on the second Business Day prior to the First Amendment Effective Date), an executed Notice of Borrowing, provided that such Notice of Borrowing (i) may be conditioned on the consummation of the KBK Acquisition on the date specified therein as the date of borrowing of the Incremental Term Loans, (ii) shall be consistent with the second sentence of Section 2(b) hereof and (iii) shall not require any representations or warranties to be set forth therein. (g) Officer’s Certificate. The Administrative Agent shall have received an executed certificate of a Responsible Officer of the Borrower, dated the First Amendment Effective Date, to the effect that (i) the conditions precedent in clause (e) shall have been satisfied, (ii) the representations and warranties set forth in Section 4 hereof are true and correct and (iii) the Consolidated Total Leverage 3 [[3883519]]

Ratio as of September 30, 2018, calculated on a Pro Forma Basis, after giving effect to the First Amendment Transactions (including the effectiveness of the amendments contemplated by Section 2 hereof), does not exceed 3.9:1.0. (h) Solvency. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J to the Existing Credit Agreement from the chief financial officer (or other officer with equivalent duties) of the Borrower, dated as of the First Amendment Effective Date. (i) KYC. To the extent requested by the Administrative Agent not less than ten (10) days prior to the First Amendment Effective Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. SECTION 4. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, represents and warrants to the Administrative Agent and each Lender party hereto that (a) after giving effect to this Amendment and the First Amendment Transactions, the Specified Representations in the Amended Credit Agreement are true and correct in all material respects as of the First Amendment Effective Date or, to the extent that any such representation and warranty specifically refers to a given date or period, it is true and correct in all material respects as of such date or for such period, provided that, for purposes of this clause (a), the reference in Section 4.6 of the Amended Credit Agreement to the “Related Transactions” shall be deemed, mutatis mutandis, to refer to the First Amendment Transactions and (b) after giving effect to this Amendment and the First Amendment Transactions, no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date. SECTION 5. Reaffirmation. Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security, for or otherwise guaranteed, the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. SECTION 6. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof. (b) The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or 4 [[3883519]]

enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. (c) The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment. (d) Except as expressly provided by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Lenders. (e) This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. (f) This Amendment shall be deemed to be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment. (g) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. [Signature Pages Follow] 5 [[3883519]]

SCHEDULE I Incremental Term Loans Principal Amount of Incremental Term Incremental Term Lender Loans Ares Capital Corporation $10,248,587.46 Bowhead IMC LP $3,485,805.46 AC American Fixed Income IV, L.P. $3,077,798.68 AO Middle Market Credit L.P. $2,583,740.44 AN Credit Strategies Fund $1,678,494.73 ADF I Holdings LLC $1,186,635.29 Ares ND CSF Holdings LLC $1,143,088.48 Ares Centre Street Partnership, L.P. $682,065.11 Nationwide Mutual Insurance Company $613,274.86 Nationwide Life Insurance Company $408,849.91 Great American Life Insurance Company $330,128.18 Ares Credit Strategies Insurance Dedicated Fund $325,086.66 Series of SALI Multi-Series Fund, L.P. Federal Insurance Company $250,000.00 Ares European Credit Strategies Fund VIII $250,000.00 (BUMA), L.P. Great American Insurance Company $110,042.73 Lake Forest Bank & Trust Company, N.A. $3,750,000.00 Total: $30,123,568.00 [[3883519]]

EXHIBIT A AMENDMENTS TO CREDIT AGREEMENT [Attached] [[3883519]]

EXECUTION VERSION CREDIT AGREEMENT Dated as of May 11, 20182018, as amended by First Amendment to Credit Agreement, dated as of 3, 2018, December among NSM INSURANCE GROUP, LLC, as the Borrower, NSM INSURANCE HOLDCO, LLC, as Holdings, ARES CAPITAL CORPORATION, as Administrative Agent, and THE LENDERS AND L/C ISSUERS PARTY HERETO FROM TIME TO TIME ♦ ♦ ♦ ARES CAPITAL MANAGEMENT LLC, as Sole Bookrunner and Sole Lead Arranger and LAKE FOREST BANK & TRUST COMPANY, N.A., as Documentation Agent [[3883514]]

THISThis CREDIT AGREEMENT, DATED AS OF MAY 11, 2018, IS ENTERED INTO AMONGdated as of May 11, 2018, as amended as of on the First Amendment Effective Date, is entered into among NSM INSURANCE GROUP, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “BORROWERa Delaware limited liability company (the “Borrower”), NSM INSURANCE HOLDCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“HOLDINGS”), THEa Delaware limited liability company (“Holdings”), the LENDERS, THEthe L/C ISSUERS ANDand ARES CAPITAL CORPORATION (“ARES”), AS ADMINISTRATIVE AGENT FOR THE LENDERS AND THE L/C ISSUERS (IN SUCH CAPACITY, TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS IN SUCH CAPACITY, THE “ADMINISTRATIVE AGENTAres”), as administrative agent for the Lenders and the L/C Issuers (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrower has requested, and the Lenders (as this and other capitalized terms used in these preliminary statements are defined in Section 1.1 below) have agreed, that (a) the Lenders make Initial Term Loans on the Closing Date to the Borrower in an aggregate amount equal to $100,000,000, (b) the Lenders commit to making Delayed-Draw Term Loans in an aggregate principal amount equal to $51,000,000 and (c) the Lenders provide the Revolving Credit Facility in an aggregate amount of $10,000,000, including the letter of credit subfacility, in each case on the terms and subject to the conditions set forth in this Agreement; WHEREAS, the Borrower will use the proceeds of the Initial Term Loans, the Delayed-Draw Term Loans and the Initial Revolving Borrowing, if any, to (i) consummate the Refinancing, (ii) finance the Leo Acquisition and (iii) pay the fees and expenses incurred in connection with the transactions contemplated hereby; and WHEREAS, on the Closing Date, White Mountains Catskill Holdings, Inc., a Delaware corporation (the “Buyer”), a wholly owned subsidiary of White Mountains Insurance Group, Ltd., a Bermuda exempted limited liability company, will purchase certain Stock and Stock Equivalents in Holdings from the Sellers (the “Acquisition”) pursuant to the terms of the Acquisition Agreement. NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings: “Acceptable Intercreditor Agreement” means (i) any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of Liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (ii) any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent. [[3883514]]

generally accepted financial practice assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include bona fide arrangement fees, structuring fees, underwriting fees, commitment fees, ticking fees or any other fees similar to the foregoing (regardless of how such fees are computed and whether paid in whole or in part to any or all lenders) paid to arrangers or underwriting lenders for such Indebtedness or commitments in respect thereof, and shall not include customary consent fees paid generally to consenting lenders. “Applicable Margin” means (a) with respect to the Initial Term Loans, First Amendment Incremental Term Loans, Delayed-Draw Term Loans, Revolving Loans and Swingline Loans, (i) from the Closing Date until the third Business Day following the date of the delivery of the financial statements pursuant to Section 6.1(b) for the Fiscal Quarter ending June 30, 2018, 4.50% per annum in the case of Eurodollar Rate Loans and 3.50% in the case of Base Rate Loans and (ii) thereafter, as set forth in the table below, from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements pursuant to Section 6.1(b) or 6.1(c) and the Compliance Certificate pursuant to Section 6.1(d) calculating the Consolidated Total Leverage Ratio with respect to the period of four consecutive Fiscal Quarters ended on the last day of such Fiscal Quarter and (b) with respect to Loans of any other tranche, the rate per annum specified in the Incremental Amendment, the Extension/Modification Amendment or in any amendment with respect to Replacement Loans, as the case may be, establishing Loans of such tranche. Applicable Margin Consolidated Total for Eurodollar Rate Applicable Margin Pricing Level Leverage Ratio Loans for Base Rate Loans I > 4.50:1.00 4.75% 3.75% II ≤ 4.50:1.00 4.50% 3.50% but > 3.50:1.00 III ≤ 3.50:1.00 4.25% 3.25% At any time the Borrower has not submitted to the Administrative Agent the applicable financial statements as and when required under Section 6.1(b) and 6.1(c) and the Compliance Certificate as and when required under Section 6.1(d), the Applicable Margin shall be determined based on the rates set forth in Pricing Level I. Within one Business Day of receipt of the applicable information under Section 6.1(b), 6.1(c) and 6.1(d), the Administrative Agent shall give the Borrower and each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.1(b), 6.1(c) or 6.1(d) is determined to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then, if such determination of inaccuracy occurs prior to the repayment in full of the Loans and termination of the Commitments, (x) the Borrower shall as promptly as reasonably practicable following such determination deliver to the Administrative Agent correct financial statements and the related Compliance Certificate required by Section 6.1(b), 6.1(c) and 6.1(d) for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificate and (z) the Borrower shall promptly (and in any event within ten Business Days) following delivery of such corrected financial statements and certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. 3 [[3883514]]

“Financial Statement” means each financial statement described in or delivered pursuant to Section 4.4 or 6.1. “First Amendment” means the First Amendment dated as of 3, 2018, to this December Agreement, among Holdings, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto. “First Amendment Effective Date” means 3, 2018. December “First Amendment Incremental Term Loans” means the Incremental Term Loans provided pursuant to the First Amendment. “Fiscal Month” means any of the monthly accounting periods of the Borrower. “Fiscal Quarter” means each 3 Fiscal Month period ending on March 31, June 30, September 30 or December 31. “Fiscal Year” means the twelve-month period ending on December 31. “Fixed Amount” has the meaning specified in Section 1.1(d)(ii). “Fixed Incremental Amount” means (i) at any time prior to the consummation of the Leo Acquisition, $26,000,000 and (ii) if the Leo Acquisition is consummated, $31,500,000. “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a), including, without limitation, those qualifications to GAAP set forth on the disclosure schedules to the Acquisition Agreement. “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government. “Group Members” means, collectively, the Borrower and its Restricted Subsidiaries. “Group Members’ Accountants” means Wipfli LLP or any other nationally- or regionally- recognized independent registered certified public accountants. “Guarantor” means Holdings, each Wholly Owned Subsidiary of the Borrower listed on Schedule 4.3 that is not an Excluded Subsidiary and each other Person that becomes a party to the Guaranty and Security Agreement pursuant to Section 7.10 after the Closing Date, provided that only Subsidiaries that are not Excluded Subsidiaries shall be required to become a party to the Guaranty and Security Agreement. For the avoidance of doubt, the Borrower may, in its sole discretion, cause any 22 [[3883514]]

provided that: (i) any Incremental Facility and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (c) of this definition as selected by the Borrower in its sole discretion,; and (ii) if any Incremental Facility or Incremental Equivalent Debt is intended to be incurred under clause (c) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under clause (c) of this definition shall first be determined without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred or implemented under any other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions, and (B) the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be determined thereafter. “Incremental Equivalent Debt” means Indebtedness in the form of pari passu senior secured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that: (a) the aggregate outstanding principal amount thereof shall not exceed the Incremental Cap as in effect at the time of determination; (b) the Weighted Average Life to Maturity applicable to such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans; provided that such Indebtedness may be in the form of customary bridge loans with a final maturity date of no longer than one year, so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (b); (c) the final maturity date with respect to such Indebtedness shall be no earlier than the Term Loan Maturity Date on the date of the issuance or incurrence, as applicable, thereof; provided that such Indebtedness may be in the form of customary bridge loans with a final maturity date of no longer than one year, so long as any Indebtedness for which such loans are exchanged for or that otherwise replaces such loans satisfies the requirements of this clause (c); (d) subject to clauses (b) and (c), the amortization schedule and Applicable Margin for such Indebtedness shall be determined by the Borrower and the holders of such Indebtedness; (e) if such Indebtedness is (i) secured on a pari passu basis with the Obligations that are secured on a first lien basis, (ii) secured on a junior basis as compared to the Obligations that are secured on a first lien basis or (iii) unsecured and subordinated to the Obligations, then the holders of such Indebtedness shall be party to an Acceptable Intercreditor Agreement; (f) no such Indebtedness may be (A) guaranteed by any Person that is not a Loan Party, (B) secured by any assets other than the Collateral or (C) issued, incurred or implemented by any Person other than the Borrower; (g) the All-In Yield (and the components thereof) applicable to such Indebtedness shall be determined by the Borrower and the holders of such Indebtedness; provided that, with respect to such Indebtedness which is pari passu with the Initial Term Loans in right of payment and with respect to 25 [[3883514]]

security, if the All-In Yield applicable to such Indebtedness shall exceed the All-In Yield at such time on the Initial Term Loans by more than 0.50% (any such excess, the “Yield Differential”) the then Applicable Margin then in effect for the existing Initial Term Loans, First Amendment Incremental Term Loans and Delayed-Draw Term Loans, as applicable, shall automatically be increased by the Yield Differential, effective upon the issuance or incurrence, as applicable, of such Indebtedness; provided, further, that any increase in All-In Yield applicable to any Initial Term Loan, First Amendment Incremental Term Loan or Delayed-Draw Term Loan, as applicable, due to the application or imposition of an Base Rate or Eurodollar Rate “floor” on any such Indebtedness may, at the election of the Borrower, be effected through an increase in Base Rate or Eurodollar Rate “floor” applicable to such Initial Term Loans, First Amendment Incremental Term Loans or Delayed-Draw Term Loans; (h) except as otherwise permitted herein, the terms of such Indebtedness (excluding, to the extent applicable, pricing, interest rate margin, fees, discounts, rate floors and optional prepayment or redemption terms, all of which shall be determined by the Borrower), (x) are substantially identical to, or are not materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined by the Borrower), when taken as a whole, than those applicable to the then-existing Term Loans (except for covenants or other provisions applicable only to periods after the Term Loan Maturity Date) or (y) otherwise reasonably acceptable to the Administrative Agent; and (i) at the time of the incurrence of such Indebtedness, except as provided in Section 1.3, no Event of Default shall exist. “Incremental Facility” means any Incremental Term Loan Facility and any Incremental Revolving Loan Facility. “Incremental Facility Closing Date” shall have the meaning specified in Section 2.19(f). “Incremental Loans” means the Incremental Revolving Loans and the Incremental Term Loans. “Incremental Revolving Credit Commitment” shall have the meaning specified in Section 2.19(a). “Incremental Revolving Loan” means any Revolving Loan made by a Revolving Credit Lender pursuant to its Incremental Revolving Credit Commitment. “Incremental Term Loan” means any Term Loan made by a Term Loan Lender pursuant to its Incremental Term Loan Commitment. “Incremental Term Loan Commitment” shall have the meaning specified in Section 2.19(a). “Incremental Term Loan Maturity Date” means the date that an Incremental Term Loan is originally scheduled to mature. “Incremental Revolving Loan Facility” means any Incremental Revolving Loans and the provisions herein related to such Incremental Revolving Loans. “Incremental Term Loan Facility” means any Incremental Term Loans and the provisions herein related to such Incremental Term Loans. “Incurrence-Based Amount” has the meaning specified in Section 1.1(d)(ii). 26 [[3883514]]

“KBK Acquisition” has the meaning specified in the First Amendment. “Lake Forest Bank” means Lake Forest Bank & Trust Company, N.A. “L/C Cash Collateral Account” means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Administrative Agent, and (b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein. “L/C Issuer” means (a) Lake Forest Bank or any of its Affiliates, (b) Ares or any of its Affiliates and (c) each Person that hereafter becomes an L/C Issuer with the approval of, and pursuant to an agreement with and in form and substance reasonably satisfactory to, the Administrative Agent and the Borrower, in each case in their capacity as an issuer of Letters of Credit hereunder and together with their successors in such capacity. “L/C Obligations” means, for any Letter of Credit at any time, the sum of (a) the L/C Reimbursement Obligations at such time for such Letter of Credit and (b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time. “L/C Reimbursement Agreement” has the meaning specified in Section 2.4(a)(iii). “L/C Reimbursement Date” has the meaning specified in Section 2.4(e). “L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit. “L/C Request” has the meaning specified in Section 2.4(b). “L/C Sublimit” means $7,500,000. “LCA Election” has the meaning specified in Section 1.3(c). “LCA Test Date” has the meaning specified in Section 1.3(c). “Lead Arranger” means Ares Capital. “Lender” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case for so long as such Person holds a Loan or Commitment hereunder. Notwithstanding the foregoing, no Disqualified Lender that purports to become a Lender hereunder in violation of the proviso to Section 11.2(b) shall be entitled to any of the rights or privileges enjoyed by the other Lenders (including with respect to voting, information and lender meetings) and shall be deemed for all purposes to be a Defaulting Lender, until such time as such Disqualified Lender no longer owns any Loans or Commitments. “Leo Acquisition” means the acquisition of 100% of the equity interests of Fresh Insurance Services Group Limited by Vantage Holdings Limited. “Letter of Credit” means any letter of credit Issued pursuant to Section 2.4. 30 [[3883514]]

optimization expenses, not exceeding (with respect to such items reflected in Borrower’s Financial Statements after the Closing Date), when combined with any add-backs pursuant to clauses (iii), (vii) and adjustments pursuant to clause (2) below, 25% of LTM EBITDA in any four Fiscal Quarter period (calculated prior to giving effect to any such add-backs), (xiii) fees and expenses payable to Parent to the extent such payment is permitted under Section 8.9(h) or (i), (xiv) all customary and reasonable deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness, (xv) costs or expenses pursuant to any management equity plan, profits interest or stock option plan or any other Stock-based management or Stock-based employee benefit plan or any stock subscription, stockholders or partnership agreement, (xvi) any non-cash rent expense, and (xvii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing LTM EBITDA or Consolidated Net Income of such Person in any period to the extent non-cash gains relating to such income were deducted during the four Fiscal Quarter period immediately preceding the date of such cash receipt in the calculation of LTM EBITDA of such Person for any previous period and not added back; minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income during such period, (ii) any gain from extraordinary items during such period, (iii) any aggregate net gain from the sale or other disposition of property (other than accounts receivable and inventory) out of the ordinary course of business by such person during such period, (iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any stock or stock equivalent during such period, (v) any other cash payment during such period in respect of expenditures, charges and losses that have been added to LTM EBITDA of such Person pursuant to clause (b)(vi) above in any prior period, and (vi) income during such period in connection with “earn-outs” and other deferred payments in connection with Permitted Acquisitions, to the extent required to be included in the calculation of Consolidated Net Income in accordance with GAAP; all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating LTM EBITDA of the Borrower for any period that includes any of the fiscal quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and2017, March 31, 2018, June 30, 2018 and September 30, 2018, LTM EBITDA of Holdings for such fiscal quarters shall (a) from the Closing Date until the date the Borrower and the Administrative Agent agree on revised amounts pursuant to Section 33 [[3883514]]

7.12(a) (the “Deemed LTM EBITDA Adjustment Date”), be deemed to be $8,977,596, $6,277,505, $4,752,978 and $5,968,752,be deemed to be $8,041,240, $10,490,450, $13,537,349 and $10,177,674, respectively (such amounts, the “Deemed LTM EBITDA Amounts”) and (b) from and after the Deemed LTM EBITDA Adjustment Date, be deemed to be (i) $5,968,752 for the fiscal quarter ended March 31, 2018 and (ii) such amounts provided pursuant to Section 7.12(a) for the fiscal quarters ended June 30, 2017, September 30, 2017 and December 31, 2017,, in each case, as may be subject to add-backs and adjustments as set forth in the following paragraph. In addition, for purposes of calculating LTM EBITDA (except for the calculation of Excess Cash Flow): (1) acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries including through mergers or consolidations, the acquisition of assets constituting a business unit, line of business or division of another Person or a facility, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four Fiscal Quarter reference period or subsequent to such reference period and on or prior to the calculation date will be calculated on a Pro Forma Basis as if they had occurred on the first day of the four Fiscal Quarter reference period (such pro forma calculations shall be determined in good faith by the chief financial officer (or other financial officer) of the Borrower and based on assumptions believed by the Borrower to be reasonable at the time made); (2) LTM EBITDA shall be increased by the amount of “run-rate” cost savings, operating expense reductions and synergies (including revenue synergies related to acquisitions consummated in the previous 12 months) projected by the Borrower in good faith to be realized as a result of specified actions that have been taken (or for which substantial steps have been taken) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the four Fiscal Quarter reference period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies, “Specified Transaction Adjustments”); provided that (A) such Specified Transaction Adjustments are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, and (B) such cost savings, operating expense reductions and synergies are expected to be realized no later than twelve (12) months after the date on which such action has been taken; provided, further that projected cost savings, operating expense reductions and synergies to be included in LTM EBITDA in any four Fiscal Quarter period shall not exceed (with respect to such items reflected in Borrower’s Financial Statements after the Closing Date), when combined with any add-backs pursuant to clauses (iii), (vii) and (xii) above, 25% of LTM EBITDA (calculated prior to giving effect to any such projected cost savings, operating expense reductions and synergies); (3) the net income (or loss) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the calculation date, will be excluded for the period of four Fiscal Quarters for which Financial Statements have been delivered ending on or most recently prior to the calculation date; (4) if any Indebtedness the incurrence of which is accounted for on a Pro Forma Basis bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account any hedging obligation applicable to such Indebtedness if such hedging obligation has a remaining term as at the calculation date in excess of 12 months); 34 [[3883514]]

Notwithstanding the foregoing, each of the Leo Acquisition and the KBK Acquisition shall be deemed to be a Permitted Acquisition. “Permitted Indebtedness” means any Indebtedness of any Group Member that is permitted by Section 8.1. “Permitted Investment” means any Investment of any Group Member that is permitted by Section 8.3. “Permitted Investors” means, collectively, Parent and each other direct or indirect holder of Stock or Stock Equivalents in Holdings on the Closing Date (after giving effect to the Acquisition). “Permitted Lien” means any Lien on or with respect to the property of any Group Member that is permitted by Section 8.2. “Permitted Loan Retirement” means any transaction pursuant to which the Borrower (a) purchases all or any portion of the Term Loans with cash of the Borrower and its Restricted Subsidiaries (other than the proceeds of any Revolving Loans), as certified by a Responsible Officer of the Borrower, pursuant to one or more offers on terms and conditions (including the form of notice thereof) reasonably agreed to by the Borrower and the Administrative Agent (each, an “Offer”) on a pro rata basis according to the principal amount of the Term Loans then held by the Term Loan Lenders and (b) substantially concurrent with such purchase, forgives all Indebtedness represented by such Term Loans purchased thereby as evidenced by a written instrument delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and made available to the Term Loan Lenders; provided, however, that (i) the Borrower shall have delivered a notice of each such Offer to the Administrative Agent and all Term Loan Lenders no later than noon (New York City time) at least five Business Days in advance of the proposed consummation date of such Offer in form and substance reasonably acceptable to the Administrative Agent, (ii) the aggregate principal amount of the Term Loans purchased and retired pursuant to such Offer shall be no less than $1,000,000 and (iii) both immediately prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; provided, further, that any Permitted Loan Retirement may be consummated on a non-pro-rata basis. “Permitted Refinancing” means Indebtedness incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension plus the amount of any premiums, make-whole amounts or penalties and accrued and unpaid interest paid thereon and fees (including any closing fees and original issue discount) and expenses, in each case associated with such refinancing, refunding, extension, defeasance, discharge, renewal or replacement, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness (other than with respect of Permitted Indebtedness incurred in reliance on Section 8.1(c) and other than customary bridge loans with a maturity date of not longer than one year, provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the requirements of this clause (b)), (c) [reserved], (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms (but excluding terms relating to interest rate margin, fees, discounts, rate floors and optional prepayment, redemption or subordination) (i) no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness or (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower); provided, however, that, notwithstanding the foregoing, (x) the terms of 39 [[3883514]]

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 365th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, or, to the extent the Borrower or any Subsidiary shall have entered into a binding commitment to make Permitted Reinvestments with such Net Cash Proceeds within such 365-day period, the 180th day following the entering into of such commitment and (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds. “Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document. “Related Transactions” means, collectively, the consummation of the Acquisition, the consummation of the Equity Contribution, the consummation of the Leo Acquisition and the Transactions. “Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment. “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material. “Renewal Rights Agreement” means the Renewal Rights, Assignment and Amendment Agreement dated as of September 1, 2016 and amended as of March 31, 2018, among the Borrower, Care Providers Insurance Services, LLC, American Collectors Insurance, LLC, AIG, and National Union Fire Insurance Company of Pittsburgh, PA. “Replacement Loans” has the meaning specified in Section 11.1(d). “Repricing Transaction” means (a) any prepayment or repayment of the Initial Term Loans or, the First Amendment Incremental Term Loans or the Delayed-Draw Term Loans with the proceeds of, or any conversion of the Initial Term Loans or, the First Amendment Incremental Term Loans or the Delayed-Draw Term Loans into, any new or replacement tranche of term loans (including any Replacement Loans) bearing interest at All-In Yield less than All-In Yield applicable to the Initial Term Loans or, the First Amendment Incremental Term Loans or the Delayed-Draw Term Loans (determined consistent with generally accepted financial practice) and (b) any amendment to the Term Loan Facility that directly or indirectly reduces the All-In Yield applicable to the Initial Term Loans or, the First Amendment Incremental Term Loans or the Delayed-Draw Term Loans; provided that the primary purpose of such prepayment, repayment, conversion or amendment was to reduce the All-In Yield applicable to suchthe Initial Term Loans or, the First Amendment Incremental Term Loans or the Delayed-Draw Term Loans; provided, further, that in no event shall any prepayments, repayments, 42 [[3883514]]

“Tax Returns” has the meaning specified in Section 4.8. “Taxes” has the meaning specified in Section 2.17(a). “Term Creditor” means each Term Loan Lender, each other holder of a Term Loan Obligation and, to the extent its claims arise in connection with the Term Loan Facility, each other Indemnitee. “Term Loan Commitment” means, with respect to each Term Loan Lender, its Initial Term Loan Commitment, Delayed-Draw Term Loan Commitment, Incremental Term Loan Commitment and Extended/Modified Term Commitment. “Term Loan Facility” means the Initial Term Loan Facility, the Delayed-Draw Term Loan Facility, the Incremental Term Loan Facility and the Extended/Modified Facility in respect of Extended/Modified Term Loans. “Term Loan Lender” means each Lender that has a Term Loan Commitment or that holds a Term Loan. “Term Loan Maturity Date” means May 11, 2024. “Termination Date” means the means the first date on which (A) the Commitments have expired or terminated, (B) all Loans, all L/C Reimbursement Obligations and all other Obligations (including Obligations arising under Secured Hedging Agreements) that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation have been paid and satisfied in full and (C) cash collateral with respect to all contingent Obligations has been deposited (or, in the case of any L/C Obligation, a back-up letter of credit has been issued and delivered to the Administrative Agent, or in the case of contingent Obligations arising under Secured Hedging Agreements, any other arrangements satisfactory to the applicable Secured Hedging Counterparty shall have been made) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent (or, in the case of contingent Obligations arising under Secured Hedging Agreements, satisfactory to the applicable Secured Hedging Counterparty). “Term Loan Obligations” means all Obligations arising (a) under or in respect of the Initial Term Loan Facility, the Delayed-Draw Term Loan Facility, the Incremental Term Loan Facility and the Extended/Modified Facility in respect of Extended/Modified Term Loans, and (b) under any Secured Hedging Agreement that are not Revolving Credit Obligations. “Term Loans” means the Initial Term Loans, the Delayed-Draw Term Loans, the Incremental Term Loans (including the First Amendment Incremental Term Loans) and the Extended/Modified Term Loans. “Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise. “Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith. 48 [[3883514]]

(b) The Borrower promises to repay the Initial Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of the Initial Term Loans in consecutive quarterly installments on the last day of March, June, September and December of each year commencing on September 30, 2018, each of such quarterly installments to be in an amount equal to 0.25% of the original principal amount of the Initial Term Loans outstanding on the Closing Date; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of the Initial Term Loans. (c) The Borrower promises to repay the Delayed-Draw Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of each Delayed-Draw Term Loan in consecutive quarterly installments on the last day of March, June, September and December of each year commencing on the first scheduled installment date occurring at least one full fiscal quarter after the funding of such Delayed-Draw Term Loan, each of such quarterly installments to be equal to 0.25% of the original principal amount of such Delayed-Draw Term Loan; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of all Delayed-Draw Term Loans; provided, further, that if any Delayed-Draw Term Loans are borrowed after any repayment is made on the Initial Term Loans pursuant to Section 2.6(a), the payment due with respect to the Initial Term Loans or the Delayed-Draw Term Loans, as applicable, shall be adjusted in an amount equal to the amount required so that the Delayed-Draw Term Loans and the Initial Term Loans shall be fungible. (d) The Borrower promises to repay the First Amendment Incremental Term Loans on the Term Loan Maturity Date and, after giving effect to any prepayments applied thereto under Section 2.7 or 2.12, shall also repay the principal amount of the First Amendment Incremental Term Loans in consecutive quarterly installments on the last day of March, June, September and December of each year, commencing on March 31, 2019, each of such quarterly installments to be in an amount equal to 0.25% of the original principal amount of the First Amendment Incremental Term Loans outstanding on the First Amendment Effective Date; provided, however, that the final installment shall be due and payable on the Term Loan Maturity Date, if not sooner paid in full, and shall be in an amount equal to the entire remaining unpaid principal balance of the First Amendment Incremental Term Loans. Section 2.7 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time without premium or penalty, in each case together with (except in the case of partial prepayments of the Revolving Loan without a permanent reduction of the Revolving Credit Commitment) (a) any accrued interest that may be owing pursuant to Section 2.9, (b) any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment and (c) with respect to the Initial Term Loans, First Amendment Incremental Term Loans or Delayed-Draw Term Loans only, the premium set forth in Section 2.11(e); provided, however, that each partial prepayment that is not of the entire outstanding amount under any Facility shall be in an aggregate amount that is an integral multiple of $100,000. Section 2.8 Mandatory Prepayments. (a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent, within 5 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(c) for any Fiscal Year (the “ECF Payment Date”), beginning with the Fiscal Year ending December 31, 2019, an amount equal to 50% of Excess Cash Flow for such Fiscal Year; provided, however, that in the event that the Consolidated Total Leverage Ratio of the Group Members in effect as of the last day of such Fiscal Year is equal to or less than 3.50:1.00, but greater than 3.00:1.00, such percentage shall be reduced to 25%; provided, further, that in the event that 60 [[3883514]]

(i) Except as otherwise contemplated by this Agreement or provided in, or intended with respect to, any amendment with respect to Replacement Loans, any Incremental Amendment or any Extension/Modification Amendment (provided, that such Replacement Loans, Incremental Amendment or Extension/Modification Amendment may not provide that the applicable tranche of Term Loans receive a greater than pro rata portion of mandatory prepayments of Term Loans pursuant to Section 2.8 than would otherwise be permitted by this Agreement), each prepayment of Term Loans pursuant to this Section 2.8 shall be applied ratably to the Initial Term Loans and, Delayed-Draw Term Loans, First Amendment Incremental Term Loans and then outstanding and each tranche of Term Loans then outstanding that is pari passu in right of payment and with respect to security with the Obligations that are secured on a first lien basis. Section 2.9 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time. (b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swingline Loan), on the last day of each calendar quarter commencing on the first such day following the making of such Loan and (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period, and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise). (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of an Event of Default under Section 9.1(a) or (d)(ii) or (B) the delivery of a notice by the Required Lenders, or the Administrative Agent at the direction of the Required Lenders, to the Borrower upon the occurrence and during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation but excluding Obligations under Secured Hedging Agreements) shall bear interest at the Default Rate; provided that no amount shall accrue pursuant to this Section 2.9(c) on any amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender. (d) Savings Clause. Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the 64 [[3883514]]

maximum undrawn face amount thereof payable in arrears (A) on the last day of each calendar quarter and (B) on the Revolving Credit Termination Date, (iii) to the Administrative Agent for the benefit of such L/C Issuer, customary fees upon the issuance, amendment or extension of such Letters of Credit at the prevailing rates, payable in arrears in each case (A) on the last day of each calendar quarter and (B) on the Revolving Credit Termination Date and (iv) to the Administrative Agent, for the benefit of such Letter of Credit Issue, a fronting fee of 0.25% per annum multiplied by the face amount of each such Letter of Credit (excluding any portion thereof that is attributable to unreimbursed L/C Reimbursement Obligations) payable in arrears (A) on the last day of each calendar quarter and (B) on the Revolving Credit Termination Date; provided, however, that the fee payable under the foregoing clause (ii) shall be increased by 2% per annum and shall be payable, in addition to being payable on any date it is otherwise required to be paid hereunder, on demand effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(a) or (d)(ii) or (y) the delivery of a notice by the Required Lenders, or the Administrative Agent at the direction of the Required Lenders, to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing (it being agreed that any delivery of any notice of election by the Administrative Agent or the Required Lenders to impose the default rate of interest under Section 2.9(c)(B) shall be deemed to be the delivery of a notice under this clause (y) to impose an increase of the fee payable under this Section 2.11(b). (c) Delayed-Draw Fees. The Borrower agrees to pay to the Administrative Agent for the benefit the Delayed-Draw Term Loan Lenders according to their Pro Rata Shares for the period beginning on the Closing Date and ending on the Delayed-Draw Expiration Date, a commitment fee of 1.00% per annum of the average daily unused portion of the Delayed-Draw Term Loan Commitment, (the “Delayed-Draw Commitment Fee”) payable in arrears (A) on the last day of each calendar quarter and (B) on the Delayed-Draw Expiration Date (d) Additional Fees. The Borrower shall pay to (i) the Administrative Agent and its Related Persons, as applicable, their respective reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.16(a) (Breakage Costs) and (ii) the Administrative Agent, for its own account, the administration fee described in the Fee Letter, at the times and in the amounts set forth therein. (e) Prepayment Premium. In the event that, prior to the date that is 12 months after the Closing Date, the Borrower (i) prepays, repays, refinances, substitutes or replaces any Initial Term Loans, First Amendment Incremental Term Loans or Delayed-Draw Term Loans in connection with a Repricing Transaction or (ii) in connection with any Repricing Transaction referred to in clause (b) of the definition of such term, the Borrower causes any Lender to assign its Term Loans pursuant to Section 2.18, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders, (A) in the case of clause (i), a premium of 1.00% of the aggregate principal amount of thesuch Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of thesuch Term Loans that are the subject of such Repricing Transaction and that are required to be assigned by any Term Loan Lender pursuant to Section 2.18(a)(v) as a result of, or in connection with, such Term Loan Lender not agreeing or otherwise consenting to any amendment referred to in clause (b) of the definition of Repricing Transaction. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. Section 2.12 Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower pursuant to Section 2.7 shall be applied to repay the Obligations the Borrower designates; provided that all prepayments pursuant to this Section 2.12(a) that are to be applied to the Term Loans shall be applied pro 66 [[3883514]]

rata between the Initial Term Loans, the First Amendment Incremental Term Loans and the Delayed-Draw Term Loans (if any) based on the then outstanding principal balances thereof. (b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments after the exercise of remedies provided for in Section 9.2, any payment made by the Borrower to an Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied: (i) in the case of Sections 2.8(a), 2.8(b) and 2.8(c), first, to repay the next eight remaining installments of the Term Loans in forward order of maturity and thereafter to repay ratably the remaining principal balanceinstallments of the Term Loans until paid in full, second, to repay the outstanding principal balance of the Revolving Loans and Swingline Loans without a corresponding permanent reduction in the Revolving Credit Commitments until paid in full, and third, to provide cash collateral for the L/C Obligations to the extent and in the manner provided in Section 9.3, and then, any excess shall be retained by the Borrower; and (ii) in the case of Section 2.8(d), first, to the repay the outstanding principal balance of the Swingline Loans until paid in full, second, to repay the outstanding principal balance of the Revolving Loans without a corresponding permanent reduction in the Revolving Credit Commitments until paid in full and third, to provide cash collateral for the L/C Obligations to the extent and in the manner provided in Section 9.3. All prepayments pursuant to this Section 2.12(b) that are to be applied to the Term Loans shall be applied pro rata between the Initial Term Loans, the First Amendment Incremental Term Loans and the Delayed-Draw Term Loans (if any). (c) Application of Payments. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: first, to Obligations in respect of any cost or expense reimbursements or indemnities then due to the Administrative Agent; second, to pay Obligations in respect of any cost or expense reimbursements or indemnities then due to the Lenders and the L/C Issuers; third, to payment of all accrued unpaid interest on the Loans and fees owed to the Administrative Agent, the Lenders and L/C Issuers; fourth, to payment of principal of the Loans and L/C Reimbursement Obligations then due and payable until paid in full, and to provide cash collateral for unmatured L/C Obligations to the extent described in Section 9.3 and to any Secured Hedging Agreement; fifth, to the ratable payment of all other Obligations owing to the Lenders then due and payable; and sixth, any remainder shall be for the account of and paid to the Borrower or to whomsoever shall be lawfully entitled thereto. 67 [[3883514]]